Exhibit 10.6

AMENDMENT NO. 3
TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF $38,500,000

dated August 26, 2014,

LCI SHIPHOLDINGS, INC.
as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

DVB BANK SE

as Mandated Lead Arranger, Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of March 30, 2015

AMENDMENT NO. 3 TO LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT (this "Amendment") is dated as of March 30, 2015, by and among (1) LCI SHIPHOLDINGS, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands, as borrower (the "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor") (3) DVB Bank SE and the other banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender), and (4) DVB BANK SE, (“DVB”), as facility agent (in such capacity including any successor thereto, the “Facility Agent”), as security trustee for the Lenders (in such capacity, the ‘Security Trustee’ and, together with the Facility Agent, the ‘Agents”), and amends arid is supplemental to the Senior Secured Facility Agreement dated as of August 26, 2014 as amended by an Amendment No, 1 dated as of October 28, 2014, an Amendment No. 2 dated as of November 24, 2014 and an Assignment and Assumption Agreement dated as of December 29, 2014, entered into by and among the Borrower, the Guarantor, the Lenders and the Agents (the “Original Agreement” and as amended hereby, the “Facility Agreement”).

WITNESSETH THAT:

WHEREAS, the Guarantor has informed the Creditors that the Guarantor intends to incur up to Fifteen Million United States Dollars (US$15,000,000) of additional Indebtedness (the “Additional Domestic Debt”) for general corporate purposes, either under an existing credit facility or by a new credit facility pursuant to which the Guarantor would be a borrower, a co-borrower or a guarantor of the Additional Domestic Debt;

WHEREAS, the Guarantor has informed the Creditors that the covenant contained in Section 9.2(m) of the Original Agreement will, absent a waiver from the Lenders, be breached upon the incurrence of the Additional Domestic Debt by the Guarantor, as a borrower, a co-borrower or a guarantor;

WHEREAS, the Guarantor has informed the Creditors that it expects to breach the covenant set forth in Section 9.3(e) with respect to the Consolidated Tangible Net Worth in its current form; and

WHEREAS, the Security Parties and the Creditors have agreed, inter alia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein,

2.Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement. And the Note (updated mutatis rnutandis) and that the copies of its resolutions, Certificate of Incorporation and By-laws or similar constituent documents thereof attached to its Officer’s Certificate delivered in connection with, inter alia, Its entering Into the Original Agreement have not been amended or rescinded and remain in full force and effect as of the date hereof.

3.No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which has not been disclosed to the Facility Agent in writing that, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5.Waiver/Consent. Subject to the Security Parties’ continued compliance with the provisions contained herein and in the Facility Agreement, the Creditors hereby consent to the incurrence of the Additional Domestic Debt and waive any breach of Section 9.2(m) of the Facility Agreement solely in connection with the Incurrence of Additional Domestic Debt. Solely based upon information provided to us in that request letter dated March 11, 2015, the Creditors, solely in connection with the transactions described herein, hereby waive compliance with any other provision contained in the Facility Agreement or the other Transaction Documents as may be necessary to give full effect to the waiver and consent set forth In this Section 5.

6.Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)All references to “this Agreement’ shall be deemed to refer to the Original Agreement, as amended hereby; and

(b)Section 9.3(e) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(e) Minimum Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter of the Guarantor, in an amount of not less than the sum of Two Hundred Fifty-Four Million Eight Hundred Eighty Thousand Dollars ($254,880,000) plus fifty percent (50%) of all Consolidated Net Income of the Guarantor and the Subsidiaries earned after March 31, 2015 Is  one hundred percent (100%) of the proceeds of all issuances of equity interests (common or preferred) of the Guarantor arid the Subsidiaries (on a consolidated basis) received after March 31, 2015 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement);”.

7.No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a) This Amendment. The Borrower and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent.

(b) Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Original Agreement and this Amendment.

9.Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references In the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties’ obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

10.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York,

11.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12.Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

LCI SHIPHOLDINGS, INC.

as Borrower

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President and Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President and Treasurer

DVB BANK SE

as Facility Agent, Security Trustee and Lender

By: /s/ Felix Ulbricht

Name: Felix Ulbricht

Title: Managing Director

By: /s/ Thibaud Ollivier

Name: Thibaud Ollivier

Title: Senior Vice President